Exhibit 10.14

BOSTON PRIVATE BANK & TRUST COMPANY

SECURITY AGREEMENT

(SPECIFIC EQUIPMENT)

Curis, Inc., a Delaware corporation with a principal place of business at 61 Moulton Street, Cambridge, Massachusetts 02138 and locations at 25 and 45 Moulton Street (hereinafter called “Borrower”), hereby grants to Boston Private Bank & Trust Company, a Massachusetts trust company with a principal place of business at Ten Post Office Square, Boston, Massachusetts 02109 (hereinafter called “Bank”), to secure the payment of $1,250,000.00 as provided in the Borrower’s Line of Credit Agreement for the Acquisition of Equipment and Leasehold Improvements, as amended from time to time, and all Notes executed pursuant thereto and all obligations of Borrower hereunder and thereunder (all hereinafter called the “Obligations”), a security interest in the following personal property of Borrower and any and all additions, substitutions, accessions and proceeds thereto or thereof including all insurance proceeds (all of the same being hereinafter called the “Collateral”):

See Schedule A attached hereto, as amended, supplemented or superceded from time to time.

The assets of Curis Securities Corporation are specifically excluded from this Security Agreement.

Borrower hereby warrants and covenants that:

1. The Collateral will be kept at any of the Borrower’s leased/owned locations. These locations currently include 25, 45 and 61 Moulton Street, Cambridge, Massachusetts 02138. Borrower will not move the Collateral from its leased/owned locations until such time as written consent to a change of location is obtained from Bank, which consent shall not be unreasonably withheld.

2. Except for the security interest granted hereby, Borrower is the owner of the Collateral free from all encumbrances and will defend the same against the claims and demands of all persons. Borrower will not pledge, mortgage or create, or suffer to exist, a security interest in the Collateral in favor of any person other than Bank, and will not sell or transfer the Collateral or any interest therein without the prior written consent of Bank, which consent shall not be unreasonably withheld.

3. The Collateral shall remain personal property irrespective of the manner of its attachment of any real estate. If the Collateral is attached to real estate prior to the perfection of the security interest granted hereby, Borrower will, on demand of Bank, use reasonable efforts to furnish to Bank a disclaimer or disclaimers, signed by all persons having an interest in the real estate, of any interest in the Collateral which is prior to Bank’s interest. Failure to obtain such disclaimers shall not constitute a default or material breach of this Agreement.

4. Borrower will immediately notify Bank in writing of any change in addresses from those shown in this agreement. Borrower shall, no more than two (2) times per year (absent an Event of Default and the expiration of any applicable grace period) at the Borrower’s sole expense, allow Bank, by or through any of its officers, agents, attorneys or accountants, to examine, inspect or make extracts from Borrower’s books and records (provided such activities shall occur during normal business hours and with at least 24 hours advance notice), and shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Bank may reasonably require to more completely vest in and assure Bank of its rights hereunder or in any of the Collateral.

5. Borrower will keep the Collateral at all times insured by such insurance as Bank may from time to time reasonably require, and in any event and without specific request by Bank, will insure the Collateral against fire, including so-called extended coverage and theft, all insurance to be with such insurance companies as shall be reasonably acceptable to Bank, with loss on any Collateral to be payable to Bank and Borrower as their respective interest may appear. All policies of insurance shall provide for not less than twenty (20) days’ notice of cancellation and, if requested by Bank, shall be delivered to and held by it until all of the Obligations have been fully performed.

6. Borrower will keep the Collateral in good order and repair, and will not use the same in violation of law or any policy of insurance thereon. Bank may inspect the Collateral no more than two (2) times per year (absent an Event of Default and the expiration of any applicable grace period) at the Borrower’s sole expense during normal business hours, wherever located; provided that Bank provides 24 hours advance notice and shall comply with Borrowers safety and security policies.

Borrower will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this agreement, except where disputed in good faith.

7. Upon an Event of Default, Bank may discharge taxes and other encumbrances at any time levied or placed on the Collateral, make repairs, thereof and place and pay for insurance thereon and pay any necessary filing fees. Borrower agrees to reimburse Bank on demand for any and all expenditures made, and until paid the amount thereof shall be a debt secured by the Collateral. Bank shall have no obligation to Borrower to make any such expenditures nor shall the making thereof relieve Borrower of any default. Bank may act as attorney for Borrower in making, adjusting and settling claims under any insurance covering the Collateral.

8. Borrower shall pay to Bank within thirty (30) days of presentation of invoice to the Bank any and all reasonable counsel fees and other expenses incurred by the Bank in connection with the preparation of this Agreement, documents relating thereto or modifications thereof, and any and all reasonable expenses, including, but not limited to, a collection charge on all accounts collected, all reasonable attorneys’ fees and expenses, and all other reasonable expenses of like or unlike nature which may be expended by the Bank to obtain or enforce payment of any amount either as against Borrower, or any guarantor or surety of Borrower or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Bank’s rights or interests therein or thereto, including, without limiting the generality of the foregoing, any reasonable counsel fees or expenses incurred in any bankruptcy or insolvency proceedings.

9. Borrower may have possession and use of the Collateral until an Event of Default. Upon the happening of any of the following events or conditions (each an “Event of Default”), namely: (a) the failure to pay in full and when due any installment of principal or interest provided that: (i) an Event of Default shall not be deemed to have occurred if it is the Bank’s responsibility to automatically debit loan payments directly from Borrower’s accounts (to the extent Borrower has funds in its accounts to make such payments), (ii) the Borrower shall be given a ten (10) day grace period from payment due date until the Event of Default is deemed to have occurred; (iii) a non-monetary Event of Default shall have occurred and be continuing after the expiration of thirty (30) days from such Event of Default; (b) any representation or warranty of Borrower in this Agreement or made to Bank by Borrower to induce it to enter into this Agreement or to make a loan to Borrower proving false or erroneous in any material respect when made or deemed to be made; (c) uninsured and material loss, theft, damage, destruction, or sale or encumbrance of or to the Collateral, or the making of any levy thereon, or seizure or attachment thereof by legal process; or (d) death, dissolution, termination of existence, insolvency, appointment of a receiver of any of the Collateral, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by the Borrower or any commencement of any proceeding under any bankruptcy or insolvency laws against the Borrower which has not been dismissed within ninety (90) days thereof, a bankruptcy or insolvency proceeding is commenced by or against any indorser, guarantor or surety of or for any Obligation; thereupon, and as long as such Event of Default continues, Bank may without notice or demand declare all of the Obligations to be immediately due and payable, and Bank shall then have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts, including without limitation thereto the right to take immediate possession of the Collateral, and for that purpose Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral, or any part thereof, may be situated and remove the same therefrom. Borrower will upon demand make the Collateral available to Bank at a place and time designated by Bank which is reasonably convenient to both parties. Bank will give Borrower at least ten (10) business days’ prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale thereof is to be made. From the proceeds of the sale, Bank shall be entitled to retain (i) all outstanding loan amounts secured hereby, (ii) its reasonable expenses of retaking, holding, preparing for sale and selling, and (iii) reasonable legal expenses incurred by it in connection herewith and with such sale. No waiver by Bank of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on another occasion.

10. Borrower waives demand notice, protest, notice of acceptance of this agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description except as expressly provided herein. With respect both to the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable. Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Bank may exercise its rights with respect to the Collateral without resorting or regard to other Collateral or sources of reimbursement for liability. Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Bank on the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently.

11. This agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the law of Massachusetts. This agreement is intended to take effect as a sealed instrument.

IN WITNESS WHEREOF, Borrower has caused this instrument to be executed on this 20th day of January, 2004.

Signed and Sealed in the Presence of	CURIS, INC.

/s/ SHEILA MURPHY	By:	/s/ MICHAEL P. GRAY

Michael P. Gray, Vice President, Finance and Chief Financial Officer

BOSTON PRIVATE BANK & TRUST COMPANY

/s/ JANICE ESCOTT	By:	/s/ ANDREW K/ MICHAUD

Andrew K. Michaud, Vice President

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss:	January 20, 2004

Then personally appeared the above named, Michael P. Gray, Vice President, Finance and Chief Financial Officer of Curis, Inc. and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of such corporation, before me

/s/ MARY ELIZABETH POTTHOFF

Mary Elizabeth Potthoff, Notary Public

My Commission Expires: 01/26/07

SCHEDULE A

Purchase Money Financed Equipment

All of Borrower’s equipment which is financed by Bank under the Borrower’s Line of Credit Agreement (in the amount of $1,250,000) for the Acquisition of Equipment and Leasehold Improvements, dated January 20, 2004, whether now or in the future including, without limitation, any equipment specifically delineated on this Schedule A as the same may be amended from time to time, together with all substitutions, replacements, exchanges, accessories and accessions thereto and thereof and all proceeds (including insurance proceeds) thereof.

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